Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment No. 1”) is entered into as of March 6, 2024, Lineage Cell Therapeutics, Inc., a California corporation (together with any successor in interest thereto that has assumed its rights and obligations hereunder, whether by operation of law or otherwise, “Company”), and Jill A. Howe (“Executive”).

WHEREAS, the Company and Executive are parties to that certain employment agreement made as of October 28, 2022 (the “Original Agreement”).

WHEREAS, the Company and Executive desire to amend the Original Agreement as stated herein and effective as of the date first set forth above (the “Effective Date”).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Amendments to the Original Agreement. As of the Effective Date, the following is hereby added immediately following the “;” at the end of clause (C) of each of Sections 5(a)(ii) and 5(a)(iii) of the Original Agreement:

provided that if Executive’s target bonus for such year has not been set at the time Executive’s employment is so terminated, the amount of Executive’s target bonus for the immediately preceding year shall be deemed to be the target bonus for the year in which Executive’s employment is so terminated; provided further, that if Executive has not been paid Executive’s bonus for the immediately preceding year at the time Executive’s employment is so terminated solely because Executive’s employment is terminated before the date on which such bonus otherwise would be paid, Executive shall also receive a payment equal to 100% of Executive’s target bonus for such preceding year;

2.
Miscellaneous. Except as specifically provided in this Amendment No. 1, no other amendments, revisions or changes are made to the Original Agreement. All other terms and conditions of the Original Agreement remain in full force and effect. This Amendment No. 1 may be attached to and shall form a part of the Original Agreement. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf”) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. This Amendment No. 1 will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

COMPANY Lineage Cell Therapeutics, Inc.

By:	/s/ Brian M. Culley
Name:	Brian M. Culley
Title:	Chief Executive Officer

EXECUTIVE

/s/ Jill A. Howe
Jill A. Howe